EXHIBIT 3.2
Execution Copy
AMENDMENT NO. 3 TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
GMAC LLC
          This AMENDMENT NO. 3, dated as of November 1, 2007 (this “Amendment”), to the Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of November 30, 2006 (as in effect from time to time, the “LLC Agreement”), by and among GM Finance Co. Holdings LLC, a Delaware limited liability company (“GM Holdco”), FIM Holdings LLC, a Delaware limited liability company (“FIM”), GM Preferred Finance Co. Holdings Inc., a Delaware corporation (“GM Preferred Holdco”), and GMAC Management LLC, a Delaware limited liability company as members of GMAC LLC, a Delaware limited liability company (“GMAC”), and each other person who at any time becomes a member of GMAC in accordance with the terms of the LLC Agreement, is made by and between GM Holdco and FIM, in their capacity as the Joint Majority Holders. Capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement.
          WHEREAS, FIM wants to convert all of its 555,000 Preferred Membership Interests to 4,072 Class A Membership Interests;
          WHEREAS, GM Preferred Holdco wants to convert 533,236 of its 1,555,000 Preferred Membership Interests to 3,912 Class B Membership Interests;
          WHEREAS, upon the conversion of Preferred Membership Interests described above, the number of converted Preferred Membership Interests will be deemed no longer issued and outstanding, thereby reducing the total issued and outstanding Preferred Membership Interests from 2,110,000 to 1,021,764;
          WHEREAS, to accomplish these conversions of Preferred Membership Interests to Common Membership Interests, GMAC must authorize and issue additional Class A Membership Interests and additional Class B Membership Interests, because all presently authorized Common Membership Interests have been issued to FIM and GM Holdco, respectively; and
          WHEREAS, the LLC Agreement gives GMAC’s Board of Managers (“Board”) the right to cause GMAC to create and issue additional Membership Interests and to amend the LLC Agreement to provide for additional Membership Interests;
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Amendment. The LLC Agreement is amended as follows:
     (a) Section 3.1(a) of the LLC Agreement is amended by:
(i)	Striking the number “51,000” and replacing it with the number 55,072;

(ii)	Striking the number “49,000” and replacing it with the number 52,912;

(iii)	Striking the number “2,110,000” and replacing it with the number 1,021,764.
     (b) Section 3.1(c) of the LLC Agreement is amended by striking the second to last sentence and replacing it with the following:
The initial Capital Account balance of each of FIM, GM Holdco, GM Preferred Holdco, and the Management Company shall be reflected in the Company books and records.
     (c) Section 3.2(b) of the LLC Agreement is amended by striking the last sentence and replacing it with the following:
Upon the admission of an Additional Member, the Schedule of Members shall be amended to reflect the name, notice address, Membership Interests and other interests in the Company. Such Additional Member’s Capital Contributions and initial Capital Account balance shall be reflected in the Company’s books and records.
     (d) The existing Schedule of Members, dated as of November 30, 2006, is deleted in its entirety and replaced with Schedule of Members, dated as of November 1, 2007, attached to this Amendment as Schedule A.
          2. Cancellation of Converted Preferred Membership Interests. The Preferred Membership Interests that are converted to Common Membership Interests, as described above, are hereby deemed no longer issued and outstanding.
          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue to be in full force and effect.
          4. Counterparts. This Amendment may be executed in any number of counterparts, which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, with the same effect as if the signature on each counterpart were on the same original.
          5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

2

SIGNATURE PAGE TO
AMENDMENT NO. 3 TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
GMAC LLC
     IN WITNESS WHEREOF, the undersigned have executed this Amendment dated as of the date first written above.

THE JOINT MAJORITY HOLDERS:

FIM HOLDINGS LLC

By:

Name:
Title:

GM FINANCE CO. HOLDINGS LLC

By:

Name:
Title:

Schedule A to GMAC LLC Operating Agreement Amendment No. 3
SCHEDULE OF MEMBERS
(AS OF NOVEMBER 1, 2007)

	Number of Class	Number of Class	Number of Class	Number of
	A	B	C	Preferred
	Membership	Membership	Membership	Membership
Name and Notice Address of Member	Interests	Interests	Interests	Interests

FIM Holdings LLC c/o Cerberus Capital Management, L.P. 299 Park Avenue, 22nd Floor New York, New York 10171 Facsimile: (212) 891-1540 Attention: Frank Bruno Mark Neporent Seth Plattus Lenard Tessler with copies (which shall not constitute notice to FIM) to:	55,072	—	—	—
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: (212) 593-5955 Attention: Marc Weingarten

GM Finance Co. Holdings LLC c/o General Motors Corporation 300 Renaissance Center Detroit, Michigan 48265-3000 Facsimile: (313) 665-4978 Attention: General Counsel	—	49,000	—	—
with copies (which shall not constitute notice to GM Holdco) to:
Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022-4611
Facsimile: (212) 446-4900 Attention: Stephen Fraidin Frederick Tanne Michael Movsovich
and
Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601-6636
Facsimile: (312) 861-2200 Attention: Scott Falk

	Number of Class	Number of Class	Number of Class	Number of
	A	B	C	Preferred
	Membership	Membership	Membership	Membership
Name and Notice Address of Member	Interests	Interests	Interests	Interests

GM Preferred Finance Co. Holdings Inc.	—	3,912	—	1,021,764
c/o General Motors Corporation 300 Renaissance Center Detroit, Michigan 48265-3000 Facsimile: (313) 665-4978 Attention: General Counsel with copies (which shall not constitute notice to GM) to:
Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022-4611
Facsimile: (212) 446-4900 Attention: Stephen Fraidin Frederick Tanne Michael Movsovich and Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601-6636
Facsimile: (312) 861-2200 Attention: Scott Falk

GMAC Management LLC c/o GMAC LLC 200 Renaissance Center Detroit, MI 48265 Facsimile: (313) 665-6309 Attention: General Counsel with copies (which shall not constitute notice to Management Company) to:	—	—	3,703	—
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: (212) 593-5955 Attention: Marc Weingarten